Exhibit 99

MAYVILLE ENGINEERING COMPANY, INC. ANNOUNCES

FIRST QUARTER 2021 RESULTS

Strong Performance Driven by Improving Economic Climate and End Market Demand,

Plus Cost Optimizing Initiatives

Mayville, WI/May 4, 2021/Mayville Engineering Company (NYSE: MEC) (the “Company” or “MEC”), a leading U.S.-based value-added manufacturing partner that provides a broad range of prototyping and tooling, production fabrication, coating, assembly and aftermarket components, today announced results for the first quarter ended March 31, 2021.

First Quarter Highlights:

•	Produced net sales of $112.6 million

•	Recorded net income of $2.5 million

•	Generated Adjusted EBITDA of $13.0 million

•	Company announced new long-term strategic customer relationship

•	Announced incentive agreement with the State of Michigan to open a new manufacturing facility in the greater Detroit area to expand production capacity for our new customer relationship

•	Amended credit agreement allowing the Company to incur up to $70 million of capital expenditures in 2021

•	Issuing full year 2021 financial outlook

“Our strong top and bottom-line performance is based on the generally improving conditions in the end markets we serve, combined with the ongoing benefits of new technology and automation investments in our factories and the cost optimizing initiatives implemented over the past twelve months,” noted Robert D. Kamphuis, Chairman, President and Chief Executive Officer. “Over the past year, our team has done a remarkable job of addressing pandemic-related challenges, while maintaining our industry-leading quality, reliability and service levels. We are proud of the progress made during the past year and are focused on sustaining our momentum and generating strong cash flows from our current business, while preparing capacity for our recently announced new customer relationship and pursuing a variety of additional exciting growth opportunities.”

First Quarter 2021 Results

Net sales were $112.6 million for the first quarter of 2021, as compared to $108.6 million for the same prior year period. The $4.0 million increase was mostly attributable to increasing sales volumes due to stronger market conditions in the current period, and the impact of customer plant shutdowns caused by the COVID-19 pandemic in March 2020.

Manufacturing margins were $14.8 million for the first quarter of 2021, as compared to $11.8 million for the same prior year period. The increase of $3.0 million was mostly driven by the aforementioned volume increases, benefits from investments in new technology and automation, and the resulting reduction in overhead costs following the closure of the Greenwood, SC facility in 2020, plus the lack of customer plant shutdowns, and the initial inventory obsolescence and health care provisions created in the prior period relating to the COVID-19 pandemic.

Profit sharing, bonuses, and deferred compensation expenses were $2.9 million for the first quarter of 2021, as compared to $1.3 million for the same prior year period. The increase of $1.6 million was primarily driven by the return of normalized discretionary employer 401(k) and bonus accruals as business activity and sales volumes have improved to more normalized levels.

Other selling, general and administrative expenses were $4.7 million for the first quarter of 2021, as compared to $5.6 million for the same prior year period. The decrease was mainly attributable to reduced public company costs from process improvements, continued synergies achieved through the integration of DMP, lower travel and entertainment expenses due to pandemic restrictions, and other cost saving initiatives.

Interest expense was $0.5 million for the first quarter of 2021, as compared to $0.8 million for the same prior year period due to lower average borrowings and interest rates.

Income tax expense was $1.0 million for the first quarter of 2021 and $0.7 million for the same prior year period. Federal income tax expenses will be offset against our federal net operating loss carryforward of approximately $11.8 million until it is fully utilized.

Balance Sheet and Liquidity

As previously announced, the Company amended its credit agreement during the quarter allowing the Company to incur up to $70.0 million of capital expenditures during 2021, as compared to the previous level of $35.0 million. The debt capacity and maturity date of the credit facility were unaffected by the amendment. Net debt was $49.0 million as of March 31, 2021, as compared to $90.9 million at the end of the first quarter 2020, a $41.9 million reduction to the Company’s outstanding debt in the past twelve months.

Capital expenditures were $5.6 million during the first quarter of 2021, as compared to $2.4 million for the same period of 2020. The increase of $3.2 million is in line with the planned 2021 budget and is focused on continued investment in technology and automation. Capital expenditures for 2021 are expected to be in the range of $55 to $65 million as the addition of the new strategic customer relationship and associated production ramp-up will require an additional $35 to $45 million in capital investment.

“Based on our recently announced new customer relationship, we amended our credit agreement to allow us to make the necessary investments in technology and automation. As we have previously stated, 2021 will be an investment year for our new customer relationship and we plan to ramp up production in early 2022,” explained Todd Butz, Chief Financial Officer. “Over the past year, we have methodically paid down debt to very low levels, and we believe that the combination of strong cash flow generation and balance sheet strength will allow us to achieve sustainable long-term growth.”

Outlook

Based on the Company’s recent performance, the overall economic climate, and industry trends, the Company is now providing its 2021 financial outlook as follows:

•	Net sales are expected to be between $450 million to $470 million.

•	Adjusted EBITDA is expected to be between $46 million and $52 million net of the launch costs of between $3.5 million to $5.1 million associated with the new customer relationship.

Kamphuis commented, “Given the generally positive economic outlook and our improving manufacturing volumes, we have decided to provide specific financial guidance for the year. While pandemic-related challenges and supply disruptions, along with rising raw material costs and inflationary pressure continue to impact our country, industry, and customer base, we remain optimistic that both the overall economic environment and the end markets we serve will remain stable and continue to trend positively in the near-term. We are encouraged by the outlook for our business today and are laser focused on delivering improved full year 2021 results while pursuing growth opportunities.”

Conference Call

The Company will host a conference call on Wednesday May 5th, 2021 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

For a live Internet webcast of the conference call, visit www.mecinc.com and click on the link to the live webcast on the Investors page.

For telephone access to the conference, call (888) 349-0091 within the United States, call (855)-669-9657 within Canada, or +1 (412) 317-0780 from outside the United States and Canada.

Forward Looking Statements

This press-release includes forward-looking statements that reflect plans, estimates and beliefs. Such statements involve risk and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of various factors. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to: the negative impacts the coronavirus (COVID-19) has had and will continue to have on our business, financial condition, cash flows, results of operations and supply chain (including future uncertain impacts); failure to compete successfully in our markets; risks relating to developments in the industries in which our customers operate; our ability to maintain our manufacturing, engineering and technological expertise; the loss of any of our large customers or the loss of their respective market shares; risks related to scheduling production accurately and maximizing efficiency; our ability to realize net sales represented by our awarded business; our ability to successfully identify or integrate acquisitions; risks related to entering new markets; our ability to develop new and innovative processes and gain customer acceptance of such processes; our ability to recruit and retain our key executive officers, managers and trade-skilled personnel; risks related to our information technology systems and infrastructure; manufacturing risks, including delays and technical problems, issues with third-party suppliers, environmental risks and applicable statutory and regulatory requirements; political and economic developments, including foreign trade relations and associated tariffs; volatility in the prices or availability of raw materials critical to our business; results of legal disputes, including product liability, intellectual property infringement and other claims; risks associated with our capital-intensive industry; risks related to our treatment as an S Corporation prior to the consummation of our initial public offering; risks related to our employee stock ownership plan’s treatment as a tax-qualified retirement plan; and other factors described in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. This discussion should be read in conjunction with our audited consolidated financial statements included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2020. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

About Mayville Engineering Company

Founded in 1945, MEC is a leading U.S.-based value-added manufacturing partner that provides a broad range of prototyping and tooling, production fabrication, coating, assembly and aftermarket components. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicle, construction & access equipment, powersports, agriculture, military and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 19 facilities across seven states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated in a manner other than in accordance with U.S generally accepted accounting principles (“GAAP”).

The non-GAAP measures used in this press release are EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin.

EBITDA represents net income before interest expense, provision (benefit) for income taxes, depreciation, and amortization. EBITDA Margin represents EBITDA as a percentage of net sales for each period. Adjusted EBITDA represents EBITDA before stock-based compensation expenses. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of net sales for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin as management uses these measures as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of EBITDA, EBITDA Margin, Adjusted EBIDTA and Adjusted EBITDA Margin may not be comparable to the similarly named measures reported by other companies. Potential differences between our measures of EBITDA and Adjusted EBITDA compared to other similar companies’ measures of EBITDA and Adjusted EBITDA may include differences in capital structure and tax positions.

Please reference our reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to EBITDA and Adjusted EBITDA, and the calculation of EBITDA Margin and Adjusted EBITDA Margin included in this press release.

Mayville Engineering Company, Inc.

Consolidated Balance Sheet

(in thousands, except share amounts)

(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$124	$121
Receivables, net of allowances for doubtful accounts of $1,347 at March 31, 2021 and $1,298 at December 31, 2020	56,592	42,080
Inventories, net	45,962	41,366
Tooling in progress	2,801	3,126
Prepaid expenses and other current assets	2,080	2,555

Total current assets	107,559	89,248

Property, plant and equipment, net	106,837	106,688
Assets held for sale	3,552	3,552
Goodwill	71,535	71,535
Intangible assets-net	58,790	61,467
Capital lease, net	2,441	2,581
Other long-term assets	3,072	3,462

Total	$353,786	$338,533

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$41,129	$33,495
Current portion of capital lease obligation	633	626
Accrued liabilities:
Salaries, wages, and payroll taxes	11,459	10,190
Profit sharing and bonus	2,195	3,089
Other current liabilities	5,907	5,340

Total current liabilities	61,323	52,740

Bank revolving credit notes	46,475	45,257
Capital lease obligation, less current maturities	1,900	2,061
Deferred compensation and long-term incentive, less current portion	25,141	25,631
Deferred income tax liability	12,301	11,887
Other long-term liabilities	100	100

Total liabilities	147,240	137,676

Common shares, no par value, 75,000,000 authorized, 21,237,537 shares issued at March 31, 2021 and 21,093,035 at December 31, 2020	—	—
Additional paid-in-capital	193,312	190,793
Retained earnings	17,543	14,998
Treasury shares at cost, 902,663 shares at March 31, 2021 and 1,033,645 at December 31, 2020	(4,309)	(4,934)

Total shareholders’ equity	206,546	200,857

Total	$353,786	$338,533

Mayville Engineering Company, Inc.

Consolidated Statement of Income

(in thousands, except share amounts and per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales	$112,620	$108,605
Cost of sales	97,844	96,762
Amortization of intangibles	2,677	2,677
Profit sharing, bonuses, and deferred compensation	2,865	1,325
Employee stock ownership plan expense	473	675
Other selling, general and administrative expenses	4,695	5,599

Income from operations	4,066	1,567
Interest expense	(532)	(826)

Income before taxes	3,534	741
Income tax expense	989	691

Net income and comprehensive income	$2,545	$50

Earnings per share:
Basic	$0.13	$0.00
Diluted	$0.12	$0.00

Weighted average shares outstanding:
Basic	20,177,900	19,533,533
Diluted	20,667,684	19,533,533

Mayville Engineering Company, Inc.

Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,545	$50
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,074	5,603
Amortization	2,677	2,677
Stock-based compensation expense	1,200	1,582
Allowance for doubtful accounts	49	594
Inventory excess and obsolescence reserve	(405)	712
Loss (gain) on disposal of property, plant and equipment	84	(82)
Deferred compensation and long-term incentive	(490)	(684)
Other non-cash adjustments	66	85
Changes in operating assets and liabilities – net of effects of acquisition:
Accounts receivable	(14,560)	(9,855)
Inventories	(4,191)	(844)
Tooling in progress	325	(1,529)
Prepaids and other current assets	475	615
Accounts payable	7,722	1,538
Deferred income taxes	738	706
Accrued liabilities, excluding long-term incentive	2,885	1,465

Net cash provided by operating activities	4,194	2,633

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(5,559)	(2,376)
Proceeds from sale of property, plant and equipment	304	104

Net cash used in investing activities	(5,255)	(2,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank revolving credit notes	71,604	87,118
Payments on bank revolving credit notes	(70,386)	(71,897)
Purchase of treasury stock	—	(2,435)
Payments on capital leases	(154)	(147)

Net cash provided by financing activities	1,064	12,639

Net increase in cash and cash equivalents	3	13,000
Cash and cash equivalents at beginning of period	121	1

Cash and cash equivalents at end of period	$124	$13,001

Mayville Engineering Company, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$2,545	$50
Interest expense	532	826
Provision for income taxes	989	691
Depreciation and amortization	7,751	8,280

EBITDA	11,817	9,847
IPO stock based compensation expense	—	725
Stock based compensation expense	1,200	857

Adjusted EBITDA	$13,017	$11,429

Net sales	$112,620	$108,605
EBITDA Margin	10.5%	9.1%
Adjusted EBITDA Margin	11.6%	10.5%